UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

MORGAN STANLEY ETHEREUM TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-43411	38-7375884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 761-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of Morgan Stanley Ethereum Trust	MSSE	NYSE Arca, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 30, 2026, Sally Diffley resigned from her position as Chief Financial Officer of Morgan Stanley Investment Management Inc., the delegated sponsor (“Delegated Sponsor”) of Morgan Stanley Ethereum Trust (the “Trust”). Effective November 4, 2026, Swapnil Parab is appointed to the position of Chief Financial Officer of the Delegated Sponsor, succeeding Ms. Diffley.

The Delegated Sponsor is a wholly-owned subsidiary of Morgan Stanley. Mr. Parab is the Head of Financial Planning and Analysis for Morgan Stanley Investment Management. He joined Morgan Stanley’s Finance Division in 2009 and previously served as the Head of Valuation Control for the Firm’s Fixed Income business within the Institutional Securities segment and for the Wealth and Investment Management segments. Mr. Parab holds a Master of Business Administration degree from London Business School and a Bachelor of Technology degree in Electronics and Communications Engineering from the National Institute of Technology, India.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2026

Morgan Stanley Ethereum Trust

By:	Morgan Stanley Investment Management Inc., as the Delegated Sponsor of the Trust

By:	/s/ Scott Steel
Name:	Scott Steel*
Title:	Managing Director

* The registrant is a trust and the person is signing in their capacity as an officer of Morgan Stanley Investment Management Inc., the Delegated Sponsor of the registrant.

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